 EXHIBIT 99.1

Friedman, Billings, Ramsey Group, Inc.

3Q05 Earnings Call Transcript

Wednesday, October 26, 2005

CORPORATE PARTICIPANTS

Kurt Harrington — Friedman Billings Ramsey — CFO & Treasurer
Eric Billings — Friedman Billings Ramsey — Chairman & CEO
Richard Hendrix — Friedman Billings Ramsey — President, COO

Operator

Good morning. My name is Toni and I will be your conference facilitator today. At this time I would like to welcome everyone to the Friedman, Billings, Ramsey & Co. third quarter 2005 earnings conference call. All lines have been place on mute to mute any background noise. After the speakers’ remarks there will be a question-and-answer session. (OPERATOR INSTRUCTIONS)

Thank you. Mr. Kurt Harrington, Chief Financial Officer, you may begin your conference.

Kurt Harrington — Friedman Billings Ramsey — CFO & Treasurer

Thank you. Good morning. Before we begin this morning’s call, I would like to remind everyone that statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates, and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks, and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances.

These factors include but are not limited to the effect of demand for public offerings, activity in secondary securities markets, interest rates, our cost of borrowing, interest spreads, mortgage prepayment speeds, mortgage delinquencies and defaults, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political, and market conditions.

Additional information concerning these factors that could cause results to differ materially is contained in FBR Group’s annual report on Form 10-K, and in quarterly reports on Form 10-Q. I would now like to turn over the call to FBR Group’s Chairman and Chief Executive Officer Eric Billings. Also joining us this morning are Rick Hendrix, President and Chief Operating Officer, and Rock Tonkel, President and Head of Investment Banking.

Eric Billings — Friedman Billings Ramsey — Chairman & CEO

Good morning, everybody. As you all can see from the earnings release, while the third quarter continued to be challenging for our spread-based business, we continued the positive momentum in our capital markets businesses. Additionally, I’m sure that most of you saw that we have announced in advance our intentions regarding the dividend in the coming quarters.

From an earnings perspective, the company earned $23 million or $.14 per share for the quarter, compared to $92 million or $0.55 per share for the third quarter of 2004. For the nine months of the year, earnings were $100 million or $0.59 per share compared to $263 million or $1.56 per share for the first three quarters of 2004. Book value, net of accumulated other comprehensive income, was $9.44 at September 30.

I will take you through some detail on our capital markets businesses and then turn our attention to the principal and mortgage businesses.

In our capital markets business in the third quarter, revenue from institutional brokerage during the quarter was up on a year-to-year basis, increasing from $22.7 million in the third quarter of 2004 to $33.7 million in the third quarter of 2005, primarily due to revenue associated with mortgage trading. September represented our best institutional trading month since February of this year. For the first nine months of 2005, brokerage revenue totaled $84.8 million, up slightly from the $84.4 million generated in the first nine months of 2004.

Investment banking revenue for the quarter was $89 million, down from the record $141 million generated in the third quarter of last year. Revenue for the first nine months of 2005 was $278 million compared to $294 million in the first three quarters of 2004.

Our investment banking group completed 27 managed underwritings and corporate finance transactions with an aggregate value of $13.5 billion during the quarter. The average size for our common equity offerings rose 46% from $250 million in the third quarter of 2004 to $365 million in the third quarter of 2005.

Also, in the third quarter of 2005, FBR’s asset-backed securities banking group’s aggregate transaction value was nearly equal to that of the combined volume for the first two quarters of the year. Year to date, the group, which continues to gain momentum, has completed 20 transactions with an aggregate value of $15.5 billion.

The third quarter demonstrated in many ways what we have been saying for a number of quarters regarding our investment banking business. Specifically, our business has broadened in terms of client and industry capability. For example, during the third quarter 45% of our banking revenues were generated by our energy group. This is an industry in which we have historically not been viewed as a leading underwriter, And yet through 9/30 we were the second-ranked underwriter of domestic oil and gas equities. We started the energy group from scratch in 1998, and it is a great example of our ability to extend our investment approach across industries. Importantly, the energy group’s recent performance has come at a time when financial institutions in real estate have not been operating at robust levels. Despite this, through 9/30 our banking revenues are only slightly behind those of our record revenues in 2004.

We are optimistic regarding our ability to continue growing and broadening our investment banking business in the fourth quarter, and our current pipeline would indicate that we are likely to see very broad-based activity among industry groups. As we grow this business, we are maintaining and extending our market leading position for equity underwritings of middle market issuers. As of 9/30/05, FBR ranked as the #1 underwriter of equities for companies with market capitalizations of $2 billion and under. For all industries and all market caps, we ranked as the ninth largest underwriter of domestic equities in the first nine months of 2005. In addition to our energy group’s second ranking, our real estate group maintained its #1 position in IPO’s during the first nine months of ‘05 and the #2 position in overall domestic real estate equities.

As we have discussed previously, our asset management business continues to be one of FBR’s most promising opportunities. Base and incentive fees were $8.7 million for the quarter and $25.4 million for the first nine months of 2005. The quarterly results were essentially flat year to year, and the fees for the first nine months increased about 11%. Total funds under management stood at $2.8 billion in September 2005, compared with $3.2 billion on June 30, 2005.

During the quarter we undertook a restructuring of the management of this business, and now have our mutual fund and hedge fund units managed under one consolidated Asset Management Group. This group is headed by Ned Wheeler, a long-time FBR professional who most recently was responsible for our merchant banking portfolio. Additionally, we have expanded Dave Ellison’s portfolio management responsibility to include FBR Weston and FBR Ashton Income, two of our five hedge funds. Dave is one of the world’s truly great portfolio managers and has run our financial and technology mutual funds for many years, delivering exceptional returns. We are confident that Ned and Dave together will insure that this important part of our franchise reaches its full potential, which we believe to be considerable.

Turning to our spread businesses, it is obvious that we have continued to see spread compression even after the positive impact of the increase in our non-conforming portfolio for the quarter. FBR’s mortgage portfolio had a weighted average annual yield of 4.49%, and the weighted average financing rate was 3.76% (including the benefit of hedging), resulting in a net interest spread of 73 basis points for the quarter. This compares to a net interest spread of 91 basis points for the portfolio in the second quarter.

Clearly the continued increases in short-term interest rates are the primary driver of the compression as our funding costs overall moved from 2.89% to 3.48% during the quarter. However, our spread was also reduced by approximately 17 basis points because of meaningfully higher prepayment speeds in our mortgage-backed security portfolio. This increase in speeds and its impact were unexpected and reduced pre-tax income by approximately $4 million for the quarter. It is important to note that approximately $5.1 billion of the mortgage-backed security portfolio have scheduled re-pricing dates in the next 18 months. That means that, with other anticipated prepayments, approximately two-thirds or $6.5 billion of the portfolio will either re-price or prepay over that time. It is important to understand that our lowest yielding reinvestment alternative for these assets would be back into agency mortgage-backed securities, and at today’s rate that would provide a yield of approximately 175 basis points higher for every dollar invested than the yield on the current portfolio. Any other reinvestment alternative would provide even greater yield enhancement. This rapid re-pricing of the portfolio should benefit the company in future quarters. The other important aspect of this portfolio turnover is its impact on the negative mark, or accumulated other comprehensive income. This mark will be meaningfully reduced, if not eliminated, through this activity.

As previously mentioned, we have achieved our targeted levels in terms of adding non-conforming mortgages to our portfolio. At the quarter end, total non-conforming loans held for investment were $6.83 billion (principal only). As of quarter end, we had securitized $4 billion, and have completed one additional securitization of $950 million in October and anticipate putting permanent financing on the balance of the portfolio by mid-November. Importantly, mortgage insurance was employed in our two most recent securitizations, lowering the effective loan to value on approximately $1 billion of these loans from 89 to 60%.

With regard to our funding costs, we will continue to be negatively impacted by the increases in short-term rates in the coming quarters. However, we have put in place extensive interest rate protection for the portfolio, primarily in the form of interest rate caps and/or futures that replicate caps. These caps begin to protect the portfolio if and when short-term rates reach 4.25% and apply to approximately $7.5 billion of our total current liabilities. It is likely that we will add rate protection to an additional $2 billion to $3 billion of liabilities in coming weeks.

Our merchant banking business earned approximately $13.4 million in the quarter primarily in the form of dividends from many of our portfolio companies. As most of you know, we own positions in many of the mortgage-finance companies structured as REITs. This part of the portfolio currently has a dividend yield against our cost basis of approximately 14%. The stock prices of virtually all of these companies have been under pressure for the last few months, and, consequently, our carrying value for the merchant bank decreased by approximately $60 million, or $0.35 per share quarter-to-quarter. I would remind everybody that our merchant bank has historically had a very long investment time horizon, and we are, at the most basic level, value investors in that business.

We remain very comfortable that our cost basis in these companies are obviously – and we are obviously comfortable with the current dividend yield, strengthening our patience as we wait for these companies to be valued more appropriately and provide us with what we anticipate will be meaningful gains from these investments over time.

I will turn now to First NLC, our non-conforming mortgage originator which continued to grow its franchise and reduce its cost to originate during the third quarter. Total origination volume was $1.6 billion during the quarter, an increase of 78% over the third quarter of 2004. In addition to the overall growth, First NLC’s mix of retail versus wholesale increased to 20% driving higher fee income for the quarter. Despite this increase in fee income, First NLC did not fully cover its costs before warehouse income during the quarter. Overall, First NLC earned $2.3 million including warehouse revenues. However, one of our goals for this business is to consistently earn a profit from net gain on sale revenues. The management team at NLC is committed to take the necessary steps to improve profitability on this basis and has begun to move coupons higher in this environment to generate enhanced gain on sale revenue.

We expect the impact of this increase in coupons will be reduced volumes of about 10-15% early in the quarter. We believe, however, that volumes will quickly recover based on NLC’s current growth trajectory, particularly given the unexploited geographic opportunities available to the franchise. However, we and the NLC management team are committed to higher coupons even if it means volumes don’t recover for some time. I would like to point out that we continue to be very pleased with the effort and results at NLC regarding the merger integration, cost reduction initiatives, and overall development of the business.

Finally, we did announce today our intention regarding the dividend in the coming quarters. In the current environment, in order to maintain a stable dividend and insure that the company maintains the integrity of its business model, which includes a growth dynamic through the retention of earnings generated by our taxable businesses, we feel it is appropriate to reduce the quarterly dividend to $0.20 per share. In considering this dividend change, it is important to remember the amount and timing of reinvestment opportunities we anticipate over the coming year simply from the built-in re-pricing and prepayment activity of the mortgage-backed securities portfolio. This change should allow the company to begin retaining earnings from the taxable businesses, providing us with the flexibility for investment and growth purposes. It is important to point out that the REIT since the merger of FBR and FBR Asset will have paid out in dividends through the fourth quarter of this year approximately $660 million, clearly providing very acceptable cash returns on equity of approximately 20%.

In the current rate environment with anticipated increases of 325 basis points by yearend, clearly the REIT is going to be less profitable for the next four to six quarters. However, in the context of the total cycle, we believe these returns are very acceptable to us and to all our owners.

Thank you for your attention. At this point I would like to open it up to questions.

QUESTION AND ANSWER

Operator

(Operator Instructions) Steven Eisman

Steven Eisman — FrontPoint — Analyst

I have two questions please. There is a new revenue line item called – I want to get the exact – what it’s called – mortgage trading interest. Could you tell us what that is? #2, in the equity portfolio, obviously there were negative marks. Were there any negative marks taken on positions that are in non-public equities?

Richard Hendrix — Friedman Billings Ramsey — President, COO

The first question with regard to the mortgage trading line items, that is our fixed income securities trading operation, which is primarily a mortgage-backed and asset-backed operation. The interest is from the hedged matched book of inventory that we carry. The net investment loss is just purely that in terms of where we buy and sell securities. The net revenue in that area for the quarter was about $1 million. In terms of the marks, we did not have any negative marks, negative AOCI on non-public securities during the quarter.

Steven Eisman — FrontPoint — Analyst

Thank you very much.

Operator

Richard Herr.

Richard Herr — KBW — Analyst

Good morning. Just to clarify. I want to make sure I heard you right. Did you say you are going to continue to sell mortgages into the market going forward?

Richard Hendrix — Friedman Billings Ramsey — President, COO

I don’t think we said one way or another Richard. We do intend to continue to sell production at NLC.

Richard Herr — KBW — Analyst

Okay, that’s helpful. Speaking about the dividend. Clearly it is cut to $0.20. You are earning about 14. What gives you the feeling that you are going to be able to maintain that going forward?

Eric Billings — Friedman Billings Ramsey — Chairman & CEO

Basically with a $0.20 dividend obviously, as you know $0.80 annually represents about a nine-ish percent return on equity. In our judgment, although that is a return, as mentioned in the specific comments, is considerably less than we’ve earned on average. It’s a level we believe that the business can certainly generate, even in this four-to-six quarter transitional timeframe and is the reason that we’re very comfortable. Obviously there were certain non-recurring aspects of the third quarter. But the total business as we look at it now, we have – we believe this dividend, as a dividend level – we have great comfort that the Company can earn, generate returns at that level and not only pay the dividend, but ideally return capital – retain and return capital that we can grow the business with.

Richard Herr — KBW — Analyst

Okay, understood. So basically as you reposition the portfolio, there is a lot of pressure on the sub-prime business and there is some margin expansion there. What were some of the non-recurring aspects of this quarter that we may not have to deal with in the next couple quarters?

Richard Hendrix — Friedman Billings Ramsey — President, COO

We had several things – whether you deem them non-recurring or not – that I would say were different than expectations. The biggest element of that was prepayment speeds as was talked about in the mortgage-backed securities portfolio. Prepayment speeds increased – or decreased our yields about $4.1 million. In addition we had about $2.5 million of higher amortization in the non-conforming portfolio from higher prepayment speeds than anticipated. We had about $1.25 million of higher-than-normal loss reserves related to the hurricane Katrina. In addition to that we had some timing differences at NLC with regard to the sale of loans. That probably contributed to about $4.5 million of lower revenue than we would have expected down there simply because we sold fewer loans in the quarter than we originated.

Richard Herr — KBW — Analyst

That’s extremely helpful. Thank you very much. Just last and before I hop back in the queue. Is anything one-time-ish at all in compensation or other expenses? It looked a little bit higher this quarter than normal.

Richard Hendrix — Friedman Billings Ramsey — President, COO

$26 million of the expenses in the quarter were directly related to NLC. As you look quarter-over-quarter to the third quarter of ‘04, our expenses were actually $10 million lower than they were in the third quarter of ‘04. When you look at the compensation line, NLC is in there as well. So to the extent that you are originating –if you’ve got higher loan volumes, you’ve got higher commissions and so forth. Our model in terms of variable expenses is totally consistent quarter-over-quarter.

Eric Billings — Friedman Billings Ramsey — Chairman & CEO

Richard, you mentioned the enhanced spread from the non-conforming, which is correct. But also, the next four to six quarters are very important. They will be, as the old mortgage portfolio rolls off and we add to the new mortgage assets of the portfolio, each dollar that we do has a very significant increase in the spread for dollars new asset added. That, over the next four to six quarters, is what we think will bring the returns of the portfolio back to normalized levels.

Richard Herr — KBW — Analyst

Okay, thank you. That’s very helpful.

Operator

(Operator Instructions) Eric Connolly of Boston Partners. Eric, your line is open.

That question has been withdrawn.

Alvar Soosaar

Alvar Soosaar — Cohen Brothers — Analyst

Good morning gentlemen. This is Alvar Soosaar. I have a couple questions on the portfolio and on NLC. As far as – you say that about a third of the portfolio will re-price or prepay in the next 18 months. As far as the re-pricing, aren’t a lot of those assets capped as far as how high they can re-price in a given period of time?

Richard Hendrix — Friedman Billings Ramsey — President, COO

Just to be clear, we talked about two-thirds of the portfolio either re-pricing or re-setting over the next 18 months. We are talking about the agency MBS portfolio. Those securities typically are – those loans typically are capped in terms of how much they will re-price. They are either going to re-price off one-year LIBOR or the one-year CMT. Typically they are capped at no more than 200 basis points annually in terms of the increase that they can see.

Alvar Soosaar — Cohen Brothers — Analyst

You are not concerned that you are going to bump up into that cap at all?

Richard Hendrix — Friedman Billings Ramsey — President, COO

Given today’s rate environment and even the forward LIBOR curve, we would not be bumping into any of those caps.

Eric Billings — Friedman Billings Ramsey — Chairman & CEO

In any case, even if we would bump, it would still represent a very substantial increase in the spread quarter-to-quarter at least in line with what we indicated in the script, if not higher.

Alvar Soosaar — Cohen Brothers — Analyst

Sure.     That makes sense. Then on the NLC stuff, someone said there was a 10 to 15% dip in originations in a quarter. I didn’t catch which quarter. Did you mean first quarter – sort of seasonal origination dip? What were you referring to? I guess I just missed it.

Richard Hendrix — Friedman Billings Ramsey — President, COO

What we were saying is that as we move coupons higher that does – there will be some impact certainly in the near term on volumes. We expect that in the early part of the fourth quarter to be 10 to 15%.

Alvar Soosaar — Cohen Brothers — Analyst

Okay, sure. That makes sense. As far as when you are selling to production, are you seeing any – a lot of the other sub-prime originators are seeing margin compression as far as gain-on-sale, selling whole loans. Are you seeing that as well when you are going to market with the loans?

Richard Hendrix — Friedman Billings Ramsey — President, COO

Absolutely we are. That is really why we are focusing on coupons. If you look at our average premium-to-loan sale in the third quarter was 2.57%. That is clearly trending down, although we believe the action we’re taking on coupons is going to start to move us back in the other direction.

Alvar Soosaar — Cohen Brothers — Analyst

Thank you.

Operator

Richard Herr.

Richard Herr — KBW — Analyst

Thanks for taking my second question. On the leverage, what was the leverage in the quarter? I am getting around 15 times. Is that the right number?

Richard Hendrix — Friedman Billings Ramsey — President, COO

That is the right stated number. We actually finished from a leverage standpoint right where we intended. You’ve got about 1.5 billion of matched book assets from our fixed-income trading operation. You’ve got, as we talked about in previous quarters, a little bit higher loan leverage because of the permanent funding in the non-conforming area. Then you’ve got the impact of negative AOCI in the MBS portfolio. If you look at our actual assets when you back out the matched book piece, it’s about 19 billion. Our funded equity and long-term liabilities, which includes the 30-year trust preferred, gives you about 1.7 billion in funded equity. So it’s about 19 billion in assets against 1.7 billion of funded equity, which gets about 11.5 to 12 times.

Richard Herr — KBW — Analyst

Okay, that’s helpful. I couldn’t – I remember we used to talk a little bit about MBS equity or equity in the REIT. Is my calculation incorrect in saying equity in the REIT was zero to maybe slightly negative just looking at what the assets were versus the liabilities that are offsetting those?

Richard Hendrix — Friedman Billings Ramsey — President, COO

When you say equity in the REIT, we have most of our equity in the REIT. So we’ve got about 1.7 billion of funded, including the trust preferreds, we’ve got 1.5 billion of that in the REIT. I am not sure I understand the question.

Richard Herr — KBW — Analyst

Maybe I’m phrasing it wrong; I apologize. Looking at the value of the MBS, the loans held for investment and the loans held for sale and looking at that relative to the commercial paper – the repos and securitization financing – I am getting a negative number there. Am I calculating something incorrectly? Or am I thinking about something wrong? Am I leaving something out?

Richard Hendrix — Friedman Billings Ramsey — President, COO

Some of those liabilities are not REIT related– for instance when I talked about the matched book and the fixed income trading operation. You’ve got some of those that are allocated there. You’ve got – some of those repos are funding the warehouse line at NLC, which is not in the REIT, but in the taxable business. You can’t – you’re not going to be able to see in, the liability line, a breakout between REIT and taxable businesses.

Richard Herr — KBW — Analyst

Alright, that’s helpful. Thank you very much.

Operator

David West of Davenport & Co.

David West — Davenport & Co. — Analyst

Good morning. Could you help clarify something for me. Of your 17.8 billion mortgage portfolio, how much of that was in non-conforming assets at quarter-end?

Richard Hendrix — Friedman Billings Ramsey — President, COO

Roughly 8.5 billion.

David West — Davenport & Co. — Analyst

8.5 billion. So NLC then has largely originated that? You’ve also done gain-on-sale – or have you – I guess you’ve gone into the market and purchased the majority of that paper?

Richard Hendrix — Friedman Billings Ramsey — President, COO

We have purchased the majority of that paper. Between a billion and 1.5 billion – I think the total is 1.3 billion is NLC-originated paper that is sitting in warehouse at the end of the quarter. The balance of that – we’ve securitized 700 million of NLC paper right out of the box. So about 6.25 billion is paper that we’ve purchased.

David West — Davenport & Co. — Analyst

Okay, very good. Earlier you had mentioned that you had may be buying some forms of credit protection for that portfolio. Have you, in fact, done that?

Richard Hendrix — Friedman Billings Ramsey — President, COO

We have. We purchased mortgage insurance on about $1 billion of loans that we securitized late in the third quarter and early in the fourth quarter. The effective reduction in LTV on those loans was to take the LTV from 89 down to 60.

David West — Davenport & Co. — Analyst

Okay, very good. Thanks very much.

Operator

Steven Eisman of FrontPoint.

Steven Eisman — FrontPoint — Analyst

Just two follow-ups. First, a technical question. Can you explain to me what level of dividend has to be maintained to maintain REIT status? That is the first question. The second question I have is getting back to the merchant banking portfolio. I am looking at some of the positions that are private such as People’s Choice Financial, which is obviously not public at this point. Given what has happened to that group and CMET, I don’t understand why permanent impairment charges were not taken given how incredibly difficult the environment is over that last – during this entire year. Thank you.

Richard Hendrix — Friedman Billings Ramsey — President, COO

Just to be clear, there are no permanent impairment charges that have been taken. We run changes in the value of our merchant banking assets through other comprehensive income. If we would ever deem changes in those values to be other than temporary, then they would be recognized through the income statement as well. Our policy has been and continues to be that unless there are other than temporary impairments to these values, if they are private, we carry them in our cost-basis. If they are public, we carry them at market value.

Steven Eisman — FrontPoint — Analyst

The Group is down in some cases, 40%. If that is not, on some basis, permanent I don’t know what is. To be complete, address the question on the dividend for REIT status.

Richard Hendrix — Friedman Billings Ramsey — President, COO

For the dividend for REIT status we need to pay 90% of our REIT taxable income. Again, back to the merchant position, it’s a very clear straight-forward test. If we deem those changes in value to be other than temporary – and we clearly do not – then we would run it through the income statement. But in either case, those changes in market value are reflected in our equity line, in our balance sheet through other comprehensive income.

Eric Billings — Friedman Billings Ramsey — Chairman & CEO

And if we’ve then reflected it through the income statement, it would be a non-cash reflection because it is already in the book value of the business.

Steven Eisman — FrontPoint — Analyst

But just to be clear, were there any – of the private equity positions in the merchant banking portfolio, were there any write-downs that went through AOCI?

Richard Hendrix — Friedman Billings Ramsey — President, COO

As I said earlier, non of the private positions – or non-publicly-traded positions would be run through AOCI unless we deemed value differences against our cost basis to be other than temporary. As I said earlier, none of the private positions have any valuation change in the balance sheet.

Steven Eisman — FrontPoint — Analyst

Okay, thank you.

Operator

Joe Stieven of Stifel, Nicholas

Joe Stieven — Stifel, Nicholas — Analyst

Morning.     Just two questions. Most of my other questions were answered. Number one is a number of the companies in this space have been starting to repurchase stocks with their stocks approaching or some even below book values. Number one, can you talk about that.

Number two — you are still one of the few that do not have any type of preferreds or trust preferreds or anything like that on the balance sheet yet. Those are my two questions for you. Thanks.

Eric Billings — Friedman Billings Ramsey — Chairman & CEO

Okay, thanks Joe. As it relates to a share buyback, as you know when FBR Asset was an independent company – we obviously have a very, very strong history. We – at one point in FBR’s history when back in 1998, 1999 the stock traded down from 20 to 9, we bought back shares from 10.5 to 3.7 million shares very, very significantly enhancing the business. We did that over the ensuing two years during the internet bubble activity. We clearly view all of our excess liquidity and all investment opportunities – and we intend to maximize those returns. Certainly buying back stock is one of the areas that we strongly think about. We do have a buyback plan authorized. Fair to say it is something that will be undergoing constant evaluation and consideration as we generate continual liquidity particularly through the mortgage refinancing and re-pricing activity.

As far as trust preferreds go, yes we actually have about 270 – 287 million actually of trust preferreds on our books at this time against 1.5 billion of common equity, which is a balance that we think is a very good one.

Joe Stieven — Stifel, Nicholas — Analyst

Thank you.

Operator

Richard Sloan of H&R Realty.

Richard Sloan — H&R Realty — Analyst

Thanks for taking my call. The third quarter you indicated had higher prepayments than you anticipated. I don’t know if this is arising by reason of the fact that the interest-only products and other alternate products are being offered. What makes you think that this trend is not going to continue into the fourth quarter? My other question is, assuming Fed fund rates go to 4.5%, which by all indications they will, what – would you still be able to maintain the dividend? Would your caps be strong enough at the 4.25 level to be able to maintain this dividend? Thank you.

Eric Billings — Friedman Billings Ramsey — Chairman & CEO

Again, the CPRs – we don’t know what they’ll be. We are simply observing the fact that by more normal historic character, when rates are rising and the yield curve is flattening, the CPRs historically will tend to – have tended to slow. At this particular time, because rates – our yield curve is flattening at low levels and mortgage rates have not backed up quite as significantly – although they are clearly starting to now – it may have an effect on the CPRs. Overall we think the current level of CPR activity will stay higher than normal. We do, and our models, continue to anticipate that.

As it relates to our caps, they are very mechanical. They certainly will protect a significant part of the liability side should Fed funds go up to 4.5 or even through 4.5. Again, as the asset side re-prices, we do feel that we will certainly be able to continue to earn acceptable returns to the Company and the business as returns on equity. But it is fair to say that these next couple of quarters – three or four quarters – will have some volatility to them. The exact level of re-pricing, the exact of speed of that, exactly what the Fed funds do – all of these things are at the margin and not precisely predictable. Our models give us aggregate comfort as we go through the timeframe. We feel very comfortable with it in the aggregate. People should understand that there is going to be volatility around these quarters at the margin over the next few quarters.

Richard Sloan — H&R Realty — Analyst

Okay, thank you.

Operator

Eric Connolly of Boston Partners.

Eric Connolly — Boston Partners — Analyst

Hello.     Can you hear me?

Eric Billings — Friedman Billings Ramsey — Chairman & CEO

Yes, Eric.

Eric Connolly — Boston Partners — Analyst

Oh, great. I have two questions. One, were the folks who left the hedge fund covered by non-compete? And are the remaining employees of the asset management operation covered by those agreements? Second, what is the duration of the interest-bearing assets? And the same number for the interest-bearing liabilities. Thank you.

Eric Billings — Friedman Billings Ramsey — Chairman & CEO

As it relates to the non-competes, no they did not have non-competes. So as a practice in the firm, we have not had non-competes. We have had very, very little turnover at the firm. The second question as to the duration —

Richard Hendrix — Friedman Billings Ramsey — President, COO

As to the duration, the duration when you combine both the non-prime and the agency portfolios, you’ve got an average duration of 1.29 at the quarter. The duration on the liabilities is around 0.6 to 0.7. These are primarily floating-rate liabilities that have then been modified by these caps. So the duration will be determined to some degree by the shape of the curve. But it is around 0.75.

Eric Connolly — Boston Partners — Analyst

So you still have an effective equity duration of around seven to ten years for operating (ph) the leverage – including the caps in your modified duration calculation?

Richard Hendrix — Friedman Billings Ramsey — President, COO

No.     That is high. We are still exposed to short rate increases that we’ve talked about. But in terms of price changes in our assets, which is really what duration is measuring, we are not as sensitive as, I think, the number you just threw out. In fact, if you look at the MBS portfolio in isolation, we’re well below one in terms of duration. We do not mark-to-market or have price changes on the whole loans that we own that are securitized.

Eric Connolly — Boston Partners — Analyst

But economically you do have mis-matches at least 0.6 years. You have leverage of 10 to 15 times? Right?

Richard Hendrix — Friedman Billings Ramsey — President, COO

That is correct.

Eric Connolly — Boston Partners — Analyst

So you do have an equity duration of effectively of seven to 12 years?

Richard Hendrix — Friedman Billings Ramsey — President, COO

I would say duration typically measures price change not – I think what you are talking about is interest rate gap. These are two different concepts.

Eric Connolly — Boston Partners — Analyst

I am talking about the economic value of your equity.

Richard Hendrix — Friedman Billings Ramsey — President, COO

The economic value of our equity is – you need to look at the MBS portfolio in terms of prospective price changes. As I indicated the duration is less than one. On the non-prime, that is a pure spread business. We don’t – we’re not exposed to changes in values of those assets. They are permanently financed.

Eric Connolly — Boston Partners — Analyst

I am less worried about the GAAP changes than I am about the economic value.

Eric Billings — Friedman Billings Ramsey — Chairman & CEO

It’s such a short duration. And then it is all prepaying and re-pricing so rapidly that it’s —

Eric Connolly — Boston Partners — Analyst

But when you are floating 1.29, what are the assets that are greater than — -

Richard Hendrix — Friedman Billings Ramsey — President, COO

Clearly they are the non-conforming assets.

Eric Connolly — Boston Partners — Analyst

So where is the economic duration of equity?

Richard Hendrix — Friedman Billings Ramsey — President, COO

Again, if you want to take the 1.29 and apply it to the liability duration – if you want to look at the economic value of those assets, I still believe it’s less than seven – you and I can talk about this offline. I think we’re mixing concepts.

Eric Connolly — Boston Partners — Analyst

Okay, thank you.

Operator

At this time there are no further questions. Are there any closing remarks?

Eric Billings — Friedman Billings Ramsey — Chairman & CEO

No.     We appreciate everybody’s attention and look forward to speaking to many of you in the future. Thank you all very much.

Operator

This concludes today’s conference call. You may now disconnect.